                                                                    EXHIBIT 99.2



                             BANKING SOLUTIONS, INC.

                           FINANCIAL STATEMENTS AS OF
                        DECEMBER 31, 1995, 1996, AND 1997
                             AND SEPTEMBER 30, 1998
                                  TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS







To the Shareholders of
Banking Solutions, Inc.:


We have audited the accompanying balance sheets of BANKING SOLUTIONS, INC. (a Texas corporation) as of December 31, 1996 and 1997 and the related statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Banking Solutions, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP



Atlanta, Georgia
January 15, 1999

                             BANKING SOLUTIONS, INC.


                                 BALANCE SHEETS

                 DECEMBER 31, 1996, 1997 AND SEPTEMBER 30, 1998




                                     ASSETS
                                                                     1996             1997             1998
                                                                 -----------      -----------      -----------
                                                                                                   (UNAUDITED)
CURRENT ASSETS:
    Cash and cash equivalents                                    $         0      $         0      $         0
    Trade accounts receivable, net of allowance for
       uncollectible accounts of $20,000 in 1996, $50,000
       in 1997, and $100,000 in 1998                                 386,217          384,540          484,061
                                                                 -----------      -----------      -----------
              Total current assets                                   386,217          384,540          484,061
                                                                 -----------      -----------      -----------
PROPERTY AND EQUIPMENT, NET                                          116,995          214,332          190,873
                                                                 -----------      -----------      -----------
OTHER ASSETS                                                          10,756            9,506            9,506
                                                                 -----------      -----------      -----------
              Total assets                                       $   513,968      $   608,378      $   684,440
                                                                 ===========      ===========      ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                             $   192,019      $   235,483      $   268,373
    Accrued liabilities                                              296,387          287,942          302,533
    Current portion of long-term debt                                 26,422          163,956          100,993
    Deferred revenue                                               1,439,867        1,518,223        1,453,069
                                                                 -----------      -----------      -----------
              Total current liabilities                            1,954,695        2,205,604        2,124,968
                                                                 -----------      -----------      -----------
LONG-TERM DEBT, LESS CURRENT PORTION                                   6,071           29,110          221,526
                                                                 -----------      -----------      -----------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

SHAREHOLDERS' DEFICIT:
    Common stock, no par value; 1,000,000 shares
       authorized, issued, and outstanding in 1996, 1997,
       and 1998                                                        1,000            1,000            1,000
    Accumulated deficit                                           (1,447,798)      (1,627,336)      (1,663,054)
                                                                 -----------      -----------      -----------
              Total shareholders' deficit                         (1,446,798)      (1,626,336)      (1,662,054)
                                                                 -----------      -----------      -----------
              Total liabilities and shareholders' deficit        $   513,968      $   608,378      $   684,440
                                                                 ===========      ===========      ===========




      The accompanying notes are an integral part of these balance sheets.

                             BANKING SOLUTIONS, INC.


                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998








                                                           1995           1996          1997           1998
                                                        -----------   -----------    -----------   ------------
                                                                                                    (UNAUDITED)
REVENUES                                                $ 2,894,857   $ 5,791,265    $ 8,085,813    $ 6,638,031
                                                        -----------   -----------    -----------   ------------
COSTS AND EXPENSES:
   Costs of processing, servicing, and support            2,224,211     2,994,431      3,867,946      3,225,843
   Research and development                                 123,104       228,122        266,322        351,538
   Sales and marketing                                      236,275       282,501        459,774        844,068
   General and administrative                               920,722     2,429,837      3,665,590      2,239,434
                                                        -----------   -----------    -----------   ------------
            Total costs and expenses                      3,504,312     5,934,891      8,259,632      6,660,883
                                                        -----------   -----------    -----------   ------------
OPERATING LOSS                                             (609,455)     (143,626)      (173,819)       (22,852)
                                                        -----------   -----------    -----------   ------------
INTEREST EXPENSE, NET                                         3,130         3,268          5,719         12,866
                                                        -----------   -----------    -----------   ------------
LOSS BEFORE INCOME TAXES                                   (612,585)     (146,894)      (179,538)       (35,718)
                                                        -----------   -----------    -----------   ------------

PROVISION FOR INCOME TAXES (NOTE 4)                               0             0              0              0
                                                        -----------   -----------    -----------   ------------
NET LOSS                                                $  (612,585)  $  (146,894)   $  (179,538)  $    (35,718)
                                                        ===========   ===========    ===========   ============








        The accompanying notes are an integral part of these statements.

                             BANKING SOLUTIONS, INC.


                       STATEMENTS OF SHAREHOLDERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998










                                        COMMON STOCK
                                   -----------------------        ACCUMULATED
                                    SHARES          AMOUNT          DEFICIT               TOTAL
                                   ---------        ------        -----------         -----------

BALANCE, DECEMBER 31, 1994         1,000,000        $1,000        $  (688,319)        $  (687,319)

    Net loss                               0             0           (612,585)           (612,585)
                                   ---------        ------        -----------         -----------
BALANCE, DECEMBER 31, 1995         1,000,000         1,000         (1,300,904)         (1,299,904)

    Net loss                               0             0           (146,894)           (146,894)
                                   ---------        ------        -----------         -----------
BALANCE, DECEMBER 31, 1996         1,000,000         1,000         (1,447,798)         (1,446,798)

    Net loss                               0             0           (179,538)           (179,538)
                                   ---------        ------        -----------         -----------
BALANCE, DECEMBER 31, 1997         1,000,000         1,000         (1,627,336)         (1,626,336)

    Net loss                               0             0            (35,718)            (35,718)
                                   ---------        ------        -----------         -----------
BALANCE, SEPTEMBER 30, 1998
    (UNAUDITED)                    1,000,000        $1,000        $(1,663,054)        $(1,662,054)
                                   =========        ======        ===========         ===========









        The accompanying notes are an integral part of these statements.

                             BANKING SOLUTIONS, INC.


                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                                         1995            1996            1997             1998
                                                                       ---------       ---------       ---------       ---------
                                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                            $(612,585)      $(146,894)      $(179,538)      $ (35,718)
   Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
         Depreciation                                                     21,830          32,906          35,415          51,302
         Changes in operating assets and liabilities:
            Accounts receivable                                          (31,007)       (163,310)          1,677         (99,521)
            Other assets                                                   2,280         (10,756)          1,250               0
            Accounts payable                                              15,917          31,325          43,464          32,890
            Accrued liabilities                                           98,244          43,547          (8,445)         14,591
            Deferred revenue                                             503,909         267,738          78,356         (65,154)
                                                                       ---------       ---------       ---------       ---------
              Net cash (used in) provided by
                 operating activities                                     (1,412)         54,556         (27,821)       (101,610)
                                                                       ---------       ---------       ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment, net                                            (29,309)        (54,876)       (132,752)        (27,843)
                                                                       ---------       ---------       ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of debt                                                      (5,428)        (11,911)        (79,427)       (185,758)
   Proceeds from long-term borrowings                                     20,590               0         240,000         315,211
                                                                       ---------       ---------       ---------       ---------
               Net cash provided by (used in)
                 financing activities                                     15,162         (11,911)        160,573         129,453
                                                                       ---------       ---------       ---------       ---------
NET DECREASE IN CASH                                                     (15,559)        (12,231)              0               0

CASH, BEGINNING OF PERIOD                                                 27,790          12,231               0               0
                                                                       ---------       ---------       ---------       ---------
CASH, END OF PERIOD                                                    $  12,231       $       0       $       0       $       0
                                                                       =========       =========       =========       =========

SUPPLEMENTAL CASH FLOW INFORMATION:
                                                                       =========       =========       =========       =========
   Cash paid for interest                                              $   3,130       $   3,268       $   9,586       $  16,434
                                                                       =========       =========       =========       =========
   Cash paid for taxes                                                 $     506       $ 159,855       $       0       $       0
                                                                       =========       =========       =========       =========




        The accompanying notes are an integral part of these statements.

                             BANKING SOLUTIONS, INC.


                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1996, AND 1997

                             AND SEPTEMBER 30, 1998


1.       ORGANIZATION AND BACKGROUND

         Banking Solutions, Inc., (the "Company") is a Texas corporation incorporated on July 1, 1993. The Company designs, develops, and markets products to community banks that enable the banks to generate interest-bearing revolving credit accounts by financing the accounts receivable of small and medium-size retail merchants.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         UNAUDITED INTERIM FINANCIAL INFORMATION

         The accompanying financial statements and footnote data as of September 30, 1998 and for the nine-month period ended September 30, 1998 are unaudited. In the opinion of the management of the Company, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the financial statements. The results of operations for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the full year.

         REVENUE RECOGNITION

         The Company functions as a service bureau whereby customers process transactions utilizing the Company's software on an outsourced basis. The Company's revenues are generated primarily through initial license fees and recurring monthly transaction processing fees. The Company recognizes recurring transaction fees as the related services are provided. Initial license fees are deferred.

         DEFERRED REVENUE

         Deferred revenue on the accompanying balance sheets represents deferred initial license fees. Because support and upgrades are free with the initial license fee, the Company recognizes the license fee ratably over the life of the contract (usually five years). For contracts with a refund period, the license fee is recognized ratably over the remaining life of the contract once this refund period has expired.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed as incurred. Depreciation is provided using the straight-line method for financial reporting. The detail of property and equipment at December 31, 1996 and 1997 is as follows:

                                                                          Useful
                                               1996        1997           Lives
                                             ---------   --------    -------------------

         Furniture and fixtures              $  31,502   $112,046    Five years
         Computers and equipment                83,974    125,690    Three to five years
         Vehicles                               67,226     77,718    Five years
                                              --------   --------
                                               182,702    315,454
         Less accumulated depreciation         (65,707)  (101,122)
                                              --------   --------
                                              $116,995   $214,332
                                              ========   ========

         LONG-LIVED ASSETS

         The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

         RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

         Research and development costs consist principally of compensation and benefits paid to the Company's employees. All research and development costs are expensed as incurred.

         The Company's policy is to capitalize software development costs once a working model is achieved, subject to a periodic assessment of recoverability based upon expected future revenues. The Company has not capitalized any software development costs in the accompanying financial statements, as all costs incurred subsequent to the achievement of a working model were immaterial.

         INCOME TAXES

         The Company is a C corporation for income tax reporting purposes and accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the use of an asset and liability method of accounting for deferred income taxes. Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The book values of cash, trade accounts receivable, trade accounts payable, and other financial instruments approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities.

         ACCOUNTS PAYABLE

         Accounts payable includes book overdrafts created by outstanding checks. At December 31, 1996 and 1997, book overdrafts totaled $41,305 and $3,747, respectively.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to credit risk consist principally of cash and accounts receivable. The Company's trade accounts receivable are mainly with customers in the banking industry, dispersed across a wide geographic area within the United States. The Company extends credit to customers in the ordinary course of business and periodically reviews the credit levels extended to customers.

3.       NOTES PAYABLE

         At December 31, 1996 and 1997, notes payable consisted of the following:

                                                                        1996             1997
                                                                      ---------       ---------

              Note payable to City National Bank, interest at
              6.72%, due in monthly installments of $12,977
              including interest, maturing June 1998                  $       0       $  50,836

              Line of credit to City National Bank, interest
              at the prime rate (8.5% at December 31, 1997)
              due in full March 1998, guaranteed by a shareholder             0         100,000

              Note payable to City National Bank, interest at
              10.75%, due in monthly installments of $652
              including interest, paid in full June 1997                 19,353               0

              Note payable to City National Bank, interest at
              8.75%, due in monthly installments of $652
              including interest, maturing September 1998,
              secured by a vehicle                                       13,140            6,072

              Note payable to City National Bank, interest at
              8.50%, due in monthly installments of $821
              including interest, maturing May 2002, secured by
              a vehicle                                                       0          36,158
                                                                       --------       ---------
                                                                         32,493         193,066

              Less current portion                                      (26,422)       (163,956)
                                                                       --------       ---------
                                                                       $  6,071       $  29,110
                                                                       ========       =========



         At December 31, 1997, aggregate maturities of long-term debt are as follows:

                        1998                                           $163,956
                        1999                                              7,671
                        2000                                              8,349
                        2001                                              9,087
                        2002                                              4,003
                                                                       --------
                                                                       $193,066
                                                                       ========


4.       INCOME TAXES

         The following is a reconciliation of income taxes at the federal statutory rate with income taxes recorded by the Company for the years ended December 31, 1995, 1996, and 1997:

                                                                    1995            1996           1997
                                                                  ---------       ---------      --------

         Income tax benefit computed at the federal statutory
          rate                                                    $(208,279)      $ (49,944)     $(61,043)
         Other, net                                                   3,768           5,795         3,465
         Change in valuation allowance                              204,511          44,149        57,578
                                                                  ---------       ---------      --------
                                                                  $       0       $       0      $      0
                                                                  =========       =========      ========

      The tax effects of significant temporary differences representing deferred tax assets (liabilities) at December 31, 1996 and 1997 are as follows:

                                                               1996            1997
                                                            ---------       ---------
              Deferred tax assets:
                  Accounts payable                          $  65,286       $  80,064
                  Accrued liabilities                         100,772          97,900
                  Deferred revenue                            489,555         516,196
                  Net operating loss carryforwards                  0          18,460
                                                            ---------       ---------
                                                              655,613         712,620
              Deferred tax liabilities                       (131,314)       (130,743)
                                                            ---------       ---------
              Net deferred tax asset                          524,299         581,877
              Valuation allowance                            (524,299)       (581,877)
                                                            ---------       ---------
                                                            $       0       $       0
                                                            =========       =========


         The Company has recorded a valuation allowance to offset the Company's net deferred tax asset due to the uncertainty of the realizability. At December 31, 1997, the Company has net operating loss carryforwards of approximately $54,000 which will expire if not utilized by 2012.

5.       COMMITMENTS AND CONTINGENCIES

         The Company leases office space and equipment under operating lease agreements expiring on various dates through 2002. At December 31, 1997, future minimum rental payments were as follows:

                                1998                        $187,512
                                1999                         186,228
                                2000                         180,234
                                2001                         172,874
                                2002                          33,532
                                                            --------
                                                            $760,380
                                                            ========


         Total rent expense under operating leases was $50,981, $43,859, and $126,707 for the years ended December 31, 1995, 1996, and 1997, respectively.

         INDEPENDENT CONTRACTORS

         The Company sells its product through the use of independent contractors who are not employees of the Company. The Company does not pay or withhold federal or state employment taxes with respect to these independent contractors. The use of independent contractors as salesmen allows the Company to control costs. In the event the Company was required to treat these salesmen as its employees, the Company could become responsible for the taxes required to be withheld and could incur additional costs associated with employee benefits and other employee costs.

6.       SUBSEQUENT EVENT

         On November 30, 1998, Towne Services, Inc. purchased all of the outstanding common stock of the Company for $10.6 million in cash, 536,084 shares of Towne Services common stock, plus certain contingent payment amounts based on future performance.